SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ADVANCED ANALOGIC TECHNOLOGIES

INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2009 Annual Meeting of Stockholders

and Proxy Statement

Meeting Date:

May 27, 2009

Wilson Sonsini Goodrich & Rosati, PC

650 Page Mill Road

Palo Alto, California 94304

Advanced Analogic Technologies Incorporated

3230 Scott Boulevard

Santa Clara, California 95054

To Our Stockholders:

You are cordially invited to attend the 2009 Annual Meeting of Stockholders of Advanced Analogic Technologies Incorporated. The Annual Meeting will be held on May 27, 2009, at 1:30 p.m. local time, at the offices of Wilson Sonsini Goodrich & Rosati, PC, 650 Page Mill Road, Palo Alto, California 94304.

The expected actions to be taken at the Annual Meeting are described in the attached Proxy Statement and Notice of Annual Meeting of Stockholders. Included with the Proxy Statement is a copy of our Annual Report for the fiscal year ended December 31, 2008. We encourage you to read the Annual Report. It includes our audited financial statements and information about our operations, markets and services.

Stockholders of record as of April 9, 2009 may vote at the Annual Meeting.

Your vote is important. Whether or not you plan to attend the meeting, please complete, sign, date, and return the accompanying proxy card in the enclosed postage-paid envelope. Returning the proxy card will ensure your representation at the meeting but does NOT deprive you of your right to attend the meeting and to vote your shares in person. The Proxy Statement explains more about the proxy voting. Please read it carefully. We look forward to seeing you at the Annual Meeting.

Sincerely,

Richard K. Williams

President, Chief Executive Officer and

Chief Technical Officer

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS

Date:	Wednesday, May 27, 2009

Time:	1:30 p.m. local time

Place:	Wilson Sonsini Goodrich & Rosati, PC

650 Page Mill Road

Palo Alto, California 94304

Matters to be voted on:

1.	Election of Class I directors.

2.	Ratification of Deloitte & Touche LLP as independent auditors.

3.	To approve an amendment and restatement of the 2005 Equity Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on April 9, 2009 are entitled to notice of and to vote at the Annual Meeting.

By order of the Board of Directors

Brian R. McDonald

Chief Financial Officer, Vice President of Worldwide Finance and Secretary

April 15, 2009

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD OR VOTING INSTRUCTION CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS INSTRUCTED ON THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION CARD.

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Page
Proposal Three: Approval of an amendment and restatement of the 2005 Equity Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code.	14

Security Ownership of Certain Beneficial Owners and Management	22

Compensation Committee Report	24

Compensation Discussion and Analysis	25

Summary Compensation Table	29

Grants of Plan-Based Awards for 2008	30

Outstanding Equity Awards at Fiscal Year-End	31

Option Exercises and Vested Stock Awards	32

Director Compensation	32

Potential Payments Upon Termination or Change of Control	34

Employment Agreements and Change of Control Arrangements	36

Section 16(a) Beneficial Ownership Reporting Compliance	37

Rule 10b5-1 Plan Information	37

Equity Compensation Plan Information	38

Certain Relationships and Related Transactions	39

Stock Option Grants	39

Indemnification Agreements of Officers and Directors	39

Audit Committee Report	40

Other Matters	41

Appendix A: Amended and Restated 2005 Equity Incentive Plan	A-1

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ADVANCED ANALOGIC TECHNOLOGIES INCORPORATED

PROXY STATEMENT FOR 2009

ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

The enclosed Proxy is solicited on behalf of the Board of Directors of Advanced Analogic Technologies Incorporated (“AnalogicTech”), for use at the Annual Meeting of Stockholders to be held on Wednesday, May 27, 2009, at 1:30 p.m. local time, and at any postponement or adjournment thereof. The Annual Meeting will be held at the offices of Wilson Sonsini Goodrich & Rosati, PC, 650 Page Mill Road, Palo Alto, California 94304. The purposes of the Annual Meeting are set forth in the accompanying Notice of Annual Meeting of Stockholders.

These proxy solicitation materials and the enclosed Annual Report for the fiscal year ended December 31, 2008, including financial statements, were first mailed on or about April 21, 2009, to all stockholders entitled to vote at the meeting. Our principal executive offices are located at 3230 Scott Boulevard, Santa Clara, California 95054, and our telephone number is (408)  737-4600.

GENERAL INFORMATION ABOUT THE MEETING

Who May Vote	You may vote if our records showed that you owned shares of AnalogicTech as of April 9, 2009 (the “Record Date”). At the close of business on that date, we had a total of 46,089,056 shares of common stock issued and 42,924,766 shares outstanding, which were held of record by approximately 90 stockholders. As of the Record Date, we had no shares of Preferred Stock outstanding. You are entitled to one vote for each share that you own.

Voting Your Proxy	If a broker, bank or other nominee holds your shares, you will receive instructions from them that you must follow in order to have your shares voted. The instructions from your broker, bank or other nominee will also provide details regarding Internet and telephone voting. If a bank, broker or other nominee holds your shares and you wish to attend the meeting and vote in person, you must obtain a “legal proxy” from the record holder of the shares giving you the right to vote the shares.

If you hold your shares in your own name as a holder of record, you may instruct the proxy holders how to vote your common stock by signing, dating and mailing the proxy card in the postage paid envelope that we have provided. Please refer to the summary voting instructions included on your proxy card. Of course, you may also choose to attend the meeting and vote your shares in person. The proxy holders will vote your shares in accordance with your instructions on the proxy card. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors.

Matters to be Presented	We are not aware of any matters to be presented other than those described in this Proxy Statement. If any matters not described in the

Proxy Statement are properly presented at the meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions.

Changing Your Vote	To revoke your proxy instructions if you are a holder of record, you must (i) advise our Corporate Secretary in writing before the proxy holders vote your shares, (ii) deliver later proxy instructions, or (iii) attend the meeting and vote your shares in person. If your shares are held by a bank, broker or other nominee, you must follow the instructions provided by the bank, broker or nominee.

Cost of This Proxy Solicitation	We will pay the cost of this proxy solicitation. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person or by telephone or facsimile. None of these individuals will receive any additional or special compensation for doing this, although we will reimburse these individuals for their reasonable out-of-pocket expenses.

How Votes are Counted	The Annual Meeting will be held if a majority of the outstanding common stock entitled to vote is represented at the meeting. If you have returned valid proxy instructions or attend the meeting in person, your common stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the meeting.

Abstentions and Broker Non-Votes	Shares that are voted “WITHHELD” or “ABSTAIN” are treated as being present for purposes of determining the presence of a quorum and as entitled to vote on a particular subject matter at the Annual Meeting. If you hold your common stock through a bank, broker or other nominee, the broker may be prevented from voting shares held in your account on some proposals (a “broker non-vote”) unless you have given voting instructions to the bank, broker or nominee. Shares that are subject to a broker non-vote are counted for purposes of determining whether a quorum exists but not for purposes of determining whether a proposal has passed.

Our Voting Recommendations	When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. However, if no specific instructions are given, the shares will be voted in accordance with the following recommendations of our Board of Directors:

•	“FOR” the election of Class I directors

•	“FOR” ratification of Deloitte & Touche LLP as our independent auditors for fiscal year 2009.

•	“FOR” the approval of an amendment and restatement of the 2005 Equity Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code.

Deadlines for Receipt of Stockholder Proposals	Stockholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the Securities and Exchange Commission (SEC) and our bylaws. Stockholder proposals that are intended to be included in our Proxy Statement and form of Proxy relating to the meeting for our 2010 Annual Meeting of Stockholders under rules set forth in the Securities Exchange Act of 1934, as amended (the Securities Exchange Act) must be received by us no later than December 22, 2009 to be considered for inclusion.

If a stockholder intends to submit a proposal or nomination for director for our 2010 Annual Meeting of Stockholders that is not to be included in AnalogicTech’s Proxy Statement and form of Proxy relating to the meeting, the stockholder must give us notice in accordance with the requirements set forth in AnalogicTech’s bylaws no sooner than December 22, 2009 and no later than January 21, 2010. AnalogicTech’s bylaws require that certain information and acknowledgments with respect to the proposal and the stockholder making the proposal be set forth in the notice. A copy of the relevant bylaw provision is available upon written request to Advanced Analogic Technologies Incorporated, 3230 Scott Boulevard, Santa Clara, California 95054, Attention: Corporate Secretary. You can also access our SEC filings, including our Annual Report on Form 10-K, on the SEC’s website located at www.sec.gov and on our website at www.aati.com.

PROPOSAL ONE: ELECTION OF DIRECTORS

We have a classified Board of Directors. Our Board of Directors currently consists of two Class I directors, two Class II directors and two Class III directors. At each annual meeting of stockholders, directors are elected for a term of three years to succeed those directors whose terms expire on the annual meeting dates or until their respective successors are duly elected and qualified.

Nominees	The Corporate Governance and Nominating Committee of the Board of Directors selected, and the Board of Directors approved, Jaff Lin and Richard K. Williams, as nominees for election to Class I of the Board of Directors at the Annual Meeting. Both of these nominees currently serve on our Board of Directors. If elected, Messrs. Lin and Williams will each serve as a director until our annual meeting in 2012, their respective successors are elected and qualified or their earlier resignation or removal.

Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR Messrs. Lin and Williams. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for another nominee designated by the Board of Directors. We are not aware of any reason that any nominee would be unable or unwilling to serve as a director.

Vote Required	If a quorum is present, the nominees receiving the highest number of votes will be elected to the Board of Directors. Abstentions and broker non-votes will have no effect on the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS UNANIMOUSLY THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF JAFF LIN

AND RICHARD K. WILLIAMS TO THE BOARD OF DIRECTORS.

Information About the Directors and Nominees	The following table sets forth information regarding our directors and the nominees as of March 31, 2009:

Name	Age	Position	Director Since
Class I nominees to be elected as continuing directors at the 2009 Annual Meeting:
Jaff Lin	61	Director	1999
Richard K. Williams	50	President, Chief Executive Officer, Chief Technical Officer and Director	1998

Class II directors whose terms expire at the 2010 Annual Meeting:
Samuel J. Anderson	51	Chairman of the Board of Directors	2001
Thomas P. Redfern	68	Director	2008

Class III directors whose terms expire at the 2011 Annual Meeting:
Chandramohan Subramaniam	53	Director	2007
Thomas Weatherford	62	Director	2004

There are no family relationships between any director, director nominee and executive officer.

Jaff Lin	Mr. Lin has served as a director since June 1999. Mr. Lin co-founded Maton Venture in 1997 and has served as a Managing Director since its inception. Mr. Lin served as Chief Technical Officer and previously as Vice President of Engineering at BusLogic, Inc. from November 1990 to March 1996. Prior to that, Mr. Lin served in various engineering and marketing management capacities at Cirrus Logic, Inc., Compass Development, Inc. and Scientific Micro Systems. Mr. Lin received an M.S. in Electrical Engineering and Computer Science from the University of California, Berkeley and a B.S. in Nuclear Engineering from the National Tsing Hua University in Taiwan.

Richard K. Williams	Mr. Williams, one of our founders, has served as our President and Chief Executive Officer since April 2000 and also as our Chief Technical Officer and a director since September 1998. From September 1998 to April 2000, Mr. Williams previously served as our Vice President of Engineering and Product Strategy. Prior to joining us, Mr. Williams served at Siliconix incorporated from September 1980 to September 1998, most recently as Senior Director of Device Concept & Design. Mr. Williams holds more than 200 U.S. patents in device, process, package, circuit, system and application methods and apparatus, and has written over 100 published articles and invited papers. Mr. Williams is a senior member of the Institute of Electrical and Electronic Engineers. Mr. Williams received an M.S. in Electrical Engineering from Santa Clara University and a B.S., with honors, in Electrical Engineering (specializing in semiconductor device physics and fabrication) from the University of Illinois at Urbana-Champaign.

Samuel J. Anderson	Mr. Anderson has served as a director and as Chairman of our Board of Directors since August 2001. Mr. Anderson was a founder of Great Wall Semiconductor Corporation and has served as its Chairman, President and Chief Executive Officer since January 2002. Mr. Anderson previously served as Vice President of Business Development at ON Semiconductor Corporation from August 1999 to December 2001 and held various positions in the semiconductor products sector of Motorola, Inc. from June 1986 to August 1999. Mr. Anderson also serves on the board of directors of Vicor Corporation. Mr. Anderson holds over 20 U.S. patents in the area of semiconductor technology. Mr. Anderson received an M.S. in Microelectronics from Arizona State University, an M.S. in Physics from Queen’s University of Belfast, Ireland and a B.S. in Electronics from the University of Ulster, Ireland.

Thomas P. Redfern

Thomas P. Redfern has served as a director since February 2008. Mr. Redfern served as a National Semiconductor Fellow in the Analog Products Group at National Semiconductor Corp. from 1996 until his retirement in 2001. From 1989 through 1996 he held various directorial positions at National Semiconductor Corp. including Director of the Audio Group, Director of Development for the Audio/

Video Group, and Director of New Product Development for the Interface and Peripheral Group. Prior to 1989, Mr. Redfern worked as the Director of MOS Design at Linear Technology Corp. and served in various engineering, marketing and management capacities at National Semiconductor Corp., Garrett Micro-Circuits Corp. and American Micro-Systems Inc. Mr. Redfern received an MSEE and BSEE from Stanford University.

Chandramohan Subramaniam	Mr. Subramaniam has served as a director since March 2007. Mr. Subramaniam has been a Vice President of Medtronic Incorporated since May 2008. Mr. Subramaniam served as President of the Puja Consulting Group from January 2005 to May 2008. Prior to that, Mr. Subramaniam served as the Senior Vice President of Operations for MEMC Electronics Materials, Inc., a public silicon wafer manufacturing company, from December 2003 to December 2004. Prior to that, Mr. Subramaniam was the Vice President and Director of Final Manufacturing for ON Semiconductor Corporation, a public semiconductor company, from May 1999 to December 2003. Before joining ON Semiconductor Corporation, Mr. Subramaniam held various positions at Motorola, Inc. from 1983 to 1999. Mr. Subramaniam also currently serves on the board of directors of IceMos Technology Ltd., a private company. Mr. Subramaniam received a B.S. in Electrical/Electronics Engineering from the University of Manchester, England.

Thomas Weatherford	Mr. Weatherford has served as a director since July 2004. Mr. Weatherford served as Executive Vice President and Chief Financial Officer at Business Objects S.A. from September 1997 until his retirement in January 2003. Mr. Weatherford previously held senior financial positions at NETCOM On-Line Communication Services, Inc., Logitech, Inc., Texas Instruments Incorporated, Schlumberger and Tandem Computers, Inc. Mr. Weatherford also serves on the boards of directors of infoGROUP, Inc., Mellanox Technologies Ltd., SMART Modular Technologies (WWH), Inc., Tesco Corporation and several private companies. Mr. Weatherford received a B.B.A. from the University of Houston.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

The Board of Directors held ten meetings during fiscal year 2008. All directors attended at least 75% percent of the meetings of the Board of Directors and of the committees on which they served during fiscal year 2008.

Board Independence	The Board of Directors has determined that each of its current directors, except Richard K. Williams, has no material relationship with AnalogicTech and is independent within the meaning of the NASDAQ Global Market, Inc. director independence standards, as currently in effect.

Committees of the Board of Directors	The Board of Directors has Audit, Corporate Governance and Nominating, and Compensation Committees. Each of these committees has adopted a written charter. All members of the committees are appointed by the Board of Directors, and are non-employee directors. The following describes each committee, its current membership, its function and the number of meetings held during fiscal year 2008.

Audit Committee	The Audit Committee consists of Messrs. Weatherford, Anderson and Subramaniam, each of whom is independent within the meaning of the NASDAQ Global Market, Inc. director independence standards, as currently in effect. The Board of Directors has determined that Mr. Weatherford is an “audit committee financial expert” as defined in SEC rules. The Audit Committee held seven meetings during fiscal year 2008. Mr. Weatherford serves as Chairman of the Audit Committee.

The Audit Committee’s main function is to oversee our accounting and financial reporting processes, internal systems of control, independent auditor relationships and the audits of our financial statements. This committee’s responsibilities include:

•	selecting and hiring our independent auditors;

•	evaluating the qualifications, independence and performance of our independent auditors;

•	approving the audit and non-audit services to be performed by our independent auditors;

•	reviewing the design, implementation, adequacy and effectiveness of our internal controls and our critical accounting policies;

•	overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	reviewing with management and our auditors any earnings announcements and other public announcements and regulatory filings regarding our results of operations;

•	preparing the report that the SEC requires in our annual proxy statement; and

•	reviewing and approving any related party transactions and reviewing and monitoring compliance with our code of conduct and ethics.

The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of this charter as amended in April 2007 is available on our website at www.aati.com.

Corporate Governance and Nominating Committee	The Corporate Governance and Nominating Committee consists of Messrs. Anderson, Redfern, Lin, Subramaniam and Weatherford, each of whom is independent within the meaning of the NASDAQ Global Market, Inc. director independence standards, as currently in effect. Currently Mr. Anderson serves as the chair of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee held one meeting during fiscal year 2008.

The Corporate Governance and Nominating Committee’s purpose is to assist our Board of Directors by identifying individuals qualified to become members of our Board of Directors, consistent with criteria set by our board, and to develop our corporate governance principles. This committee’s responsibilities include:

•	evaluating the composition, size and governance of our board of directors and its committees and making recommendations regarding the appointment of directors to our committees;

•	administering a policy for considering stockholder nominees for election to our board of directors;

•	evaluating and recommending candidates for election to our board of directors;

•	overseeing our board of directors’ performance and self-evaluation process; and

•	reviewing our corporate governance principles and providing recommendations to the board regarding possible changes.

A copy of the Corporate Governance and Nominating Committee charter is available on our website at www.aati.com.

Stockholder Recommendations and Nominations	Pursuant to the requirements of its charter, the Corporate Governance and Nominating Committee will review any director candidates recommended by our stockholders who are entitled to vote in the election of directors, provided that the stockholder recommendations are timely submitted in writing to our Secretary, along with all required information, in compliance with the stockholder nomination provisions of our bylaws. A stockholder desiring to recommend a candidate for election to the Board of Directors should direct the recommendation in writing to:

Corporate Secretary
Advanced Analogic Technologies Incorporated
3230 Scott Boulevard
Santa Clara, California 95054

A submitted recommendation must include the candidate’s name, home and business contact information, detailed biographical data and qualifications and information regarding any relationships between the candidate and AnalogicTech within the last three years. Any candidates properly recommended in accordance with the foregoing requirements by stockholders will be considered in such manner as the members of our Corporate Governance and Nominating Committee deem appropriate.

A stockholder desiring to nominate a person directly for election to the Board of Directors must meet the deadlines and other requirements set forth in our bylaws and the rules and regulations of the SEC. In general, these deadlines and requirements are described above under “Deadlines for Receipt of Stockholder Proposals” in this Proxy Statement.

Director Qualifications	We have no stated minimum criteria for director nominees. The Corporate Governance and Nominating Committee does, however, seek for nomination and appointment candidates with excellent decision-making ability, business experience, relevant expertise, personal integrity and reputation. This committee may also consider other factors such as diversity, experience, length of service and other commitments. This committee believes it appropriate that at least one member of the Board of Directors meet the criteria for an audit committee financial expert as defined by the rules of the Securities and Exchange Commission, and that a majority of the members of the Board of Directors meet the independent director standard under rules of the Nasdaq Global Market, Inc. This committee also believes it may be appropriate for certain members of our management, in particular the Chief Executive Officer, to participate as a member of the Board of Directors.

Identification and Evaluation of Nominees for Directors	The Corporate Governance and Nominating Committee identifies nominees for the class of directors being elected at each annual meeting of stockholders by first evaluating the current members of such class of directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of such class of directors does not wish to continue in service or if this committee or the Board of Directors decides not to re-nominate a member of such class of directors for re-election, this committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of this committee and the Board of Directors are polled for suggestions as to individuals meeting the criteria for nomination. Research may also be performed to identify qualified individuals. This committee may, in its discretion, engage third party search firms to identify and assist in recruiting potential nominees to the Board of Directors. Candidates may also come to the attention of this committee through management, stockholders or other persons.

The Corporate Governance and Nominating Committee may take such measures that it considers appropriate in connection with its evaluation of a candidate, including candidate interviews, inquiry of the person recommending the candidate, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, the Board of Directors or management.

After such review and consideration, the Corporate Governance and Nominating Committee selects, or recommends that the Board of Directors select, the slate of director nominees.

Compensation Committee	The Compensation Committee consists of Messrs. Anderson, Redfern and Lin. Mr. Anderson serves as Chairman of the Compensation Committee. The Compensation Committee held one meeting during fiscal year 2008 and acted by unanimous written consent on several occasions.

The Compensation Committee’s purpose is to assist our Board of Directors in determining the compensation for our senior management and directors and recommend these plans to our board. This committee’s responsibilities include:

•	reviewing and recommending compensation and benefit plans for our executive officers and compensation policies for members of our board of directors and board committees;

•	reviewing the terms of offer letters and employment agreements and arrangements with our officers;

•	setting performance goals for our officers and reviewing their performance against these goals;

•	evaluating the competitiveness of our executive compensation plans; and

•	preparing the report that the SEC requires in our annual proxy statement.

A copy of the Compensation Committee charter is available on our website at www.aati.com.

Compensation Committee Interlocks and Insider Participation	During fiscal year 2008, no member of the Compensation Committee was an officer or employee of AnalogicTech. During fiscal year 2008, no member of the Compensation Committee or executive officer of AnalogicTech served as a member of the Board of Directors or Compensation Committee of any entity that has an executive officer serving as a member of our Board of Directors or Compensation Committee.

Annual Meeting Attendance	We do not have a formal policy regarding attendance by members of our Board of Directors at our annual meetings of stockholders, but all directors are encouraged to attend these meetings. Mr. Weatherford did not attend the 2008 Annual Meeting of Stockholders. All of our other directors attended the 2008 Annual Meeting of Stockholders.

Communicating with the Board of Directors	Any stockholder who desires to contact any of the members of our Board of Directors may write to the following address: Board of Directors, c/o Corporate Secretary, Advanced Analogic Technologies Incorporated, 3230 Scott Boulevard, Santa Clara, California 95054. Communications received in writing will be collected, organized and processed by our Secretary, who will distribute the communications to the members of the Board of Directors, as appropriate, depending on the facts and circumstances outlined in the communication received. Where the nature of the communication warrants, the Secretary may decide to obtain the more immediate attention of the appropriate committee of the Board of Directors or an independent director, or our management or independent advisors, as the Secretary considers appropriate.

Directors’ Compensation	We have implemented a policy regarding the compensation of non-employee members serving on our Board of Directors. Pursuant to the policy, no director personally holding, excluding shares granted to such director in connection with service on the board, or otherwise employed by or affiliated with any company holding, more than one percent of our capital stock will be eligible for compensation for his or her services as a member of our Board of Directors. Messrs. Anderson, Lin, Redfern, Subramaniam and Weatherford currently qualify for compensation under this policy. Effective January 1, 2009, all qualifying board members are entitled to receive $25,810 per year of service, as well as $2,000 for each board meeting attended in person plus reimbursement for associated expenses or $1,000 for each board meeting attended by telephone. All qualifying board members also receive an initial option grant for the purchase of 36,000 shares of common stock upon the commencement of each three-year term of service on the board and an additional option grant for the purchase of 2,100 shares of common stock for each year of service on the board during such term. In addition, effective January 1, 2009, the chairperson of the audit committee and the chairperson of the corporate governance and nominating committee are each entitled to receive $17,800 for each year of service plus an initial stock option grant of 12,000 shares of common stock upon the commencement of each three-year term of service as chairpersons. The exercise prices of all options granted pursuant to our director compensation policy is equal to the fair market value of our common stock on the date of grant.

Code of Business Conduct and Ethics	The Board of Directors has adopted a Code of Business Conduct and Ethics for all employees and independent contractors of AnalogicTech, which is applicable to all principal executive, financial and accounting officers. Our Code of Business Conduct and Ethics can be accessed on our website at www.aati.com. AnalogicTech will file a Form 8-K with the SEC, disclosing any material amendment to the Code of Business Conduct and Ethics or waiver of a provision of the Code of Business Conduct and Ethics, including the name of the officer to whom the waiver was granted, within four business days after such amendment or waiver. We inform and reiterate to our employees our Code of Business Conduct and Ethics at regular intervals and at our employee meetings.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has selected Deloitte & Touche LLP to audit our financial statements for the fiscal year ending December 31, 2009. The decision of the Board of Directors to appoint Deloitte & Touche LLP was based on the recommendation of the Audit Committee. Before making its recommendation to the Board of Directors, the Audit Committee carefully considered that firm’s qualifications as independent auditors. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, and any issues raised by the most recent quality control review of the firm, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee’s review also included matters required to be considered under the SEC’s Rules on Auditor Independence, including the nature and extent of non-audit services, to ensure that they will not impair the independence of the accountants. The Audit Committee expressed its satisfaction with Deloitte & Touche LLP in all of these respects.

Although ratification by stockholders is not required by law, the Board of Directors has determined that it is desirable to request ratification of this selection by the stockholders. Notwithstanding its selection, the Board of Directors, in its discretion, may appoint new independent auditors at any time during the year if the Board of Directors believes that such a change would be in the best interest of AnalogicTech and its stockholders. If the stockholders do not ratify the appointment of Deloitte & Touche LLP, the Board of Directors may reconsider its selection.

Deloitte & Touche LLP has audited our financial statements since fiscal year 2000. The Board of Directors expects that representatives of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

Principal Accountant Fees and Services	The following table presents the fees billed or to be billed to AnalogicTech for the audit and other services provided by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates for the years ended December 31, 2008 and 2007:

	2008	2007
	(in thousands)
Audit Fees (1)	$1,191	$1,146
Audit-Related Fees	13	17
Tax Fees
Tax Compliance	17	18
Tax Advice	190	123

Total Fees	$1,411	$1,304

(1) Includes audit and quarterly review fees.

Audit Committee Pre-Approval Policy

Prior to the initiation of any audit related or non-audit related service, the Audit Committee is presented with a proposal for such service and an estimate of the fees for pre-approval. In the event the scope of the work requires change from the initial proposal, the modified proposal is presented to the Audit Committee for pre-approval. The requests for pre-approvals are presented to the Audit Committee at the time of the committee’s regularly scheduled meetings, or on an as-needed basis. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve audit related and non-audit related services to be performed by AnalogicTech’s independent auditors and associated fees on an as-needed basis. Such pre-approvals are reported to the full Audit Committee at its next regularly scheduled meeting. Subsequent to our initial public offering, effective on August 3, 2005, the Audit Committee has pre-approved 100% of audit related and non-audit related services by AnalogicTech’s independent auditors.

The Audit Committee has determined the rendering of other professional services for tax compliance and tax advice by Deloitte & Touche LLP is compatible with maintaining their independence.

Vote Required	If a quorum is present, the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting will be required to ratify the appointment of Deloitte & Touche LLP as our independent auditors. Abstentions will have the effect of a vote “against” the ratification of Deloitte & Touche LLP as our independent auditors. Broker non-votes will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS UNANIMOUSLY THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS ANALOGICTECH’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009.

PROPOSAL THREE: APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE 2005 EQUITY INCENTIVE PLAN FOR PURPOSES OF SECTION 162(M) OF THE INTERNAL

REVENUE CODE.

Our 2005 Equity Incentive Plan was adopted by our Board and approved by our stockholders in 2005. A total of 4,500,000 shares of common stock were initially authorized for issuance thereunder, plus any shares returned to our 1998 Stock Plan as a result of termination of options or repurchase of shares issued under such plan, and shares added pursuant to automatic, annual increases under the 2005 Equity Incentive Plan. As of March 31, 2009, a total of 2,648,919 shares were available for grant under the 2005 Equity Incentive Plan.

Our Board of Directors is requesting that our stockholders approve the Amended and Restated 2005 Equity Incentive Plan (the “Incentive Plan”). Our Board has approved the Incentive Plan, subject to stockholder approval.

The Incentive Plan was amended and restated to allow the Company to continue to deduct in full for federal income tax purposes the compensation recognized by its executive officers in connection with certain awards granted under the Incentive Plan. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer and other “covered employees” as determined under Section 162(m) of the Code and applicable guidance. However, certain types of compensation, including performance-based compensation, are generally excluded from this deductibility limit. To enable compensation in connection with stock options, stock appreciation rights and certain restricted stock grants, restricted stock units, performance shares and performance units awarded under the Incentive Plan to continue to qualify as “performance-based” within the meaning of Code Section 162(m) (“Section 162(m)”), the Incentive Plan limits the sizes of such awards as further described below.

The following is a summary of some of the changes being made to the Incentive Plan. This summary is qualified in its entirety by reference to the actual text of the Incentive Plan, set forth as Appendix A.

•

The Incentive Plan has been drafted to include limitations to the number of shares that may be granted on an annual basis through individual awards, which is necessary to allow the Company to be eligible to receive income tax deductions under Code Section 162(m), as follows:

Award Type	General Fiscal Year Limit	Additional Amount in Connection with Initial Service as an Employee
Stock Options	1,000,000 shares	500,000 shares
Stock Appreciation Rights	1,000,000 shares	500,000 shares
Restricted Stock	300,000 shares	150,000 shares
Restricted Stock Units	300,000 shares	150,000 shares
Performance Shares	300,000 shares	150,000 shares
Performance Units	$1,000,000	N/A

•

Specific performance criteria have been added to the Incentive Plan so that certain Awards may be granted subject to or conditioned upon the satisfaction of performance objectives, which in turn will allow the Company to be eligible to receive income tax deductions under Code Section 162(m). These performance criteria include: cash position, earnings per share, net income, operating cash flow, operating expenses, operating income, product revenues, profit after tax, revenue growth, total stockholder return and design wins.

Our Board believes that the approval of the Incentive Plan is essential to our continued success. We believe that our employees are our most valuable assets and that the awards permitted under the Incentive Plan are vital to our ability to attract and retain outstanding individuals in the competitive labor markets in which we compete. These awards also are crucial to our ability to motivate our employees to achieve our company goals.

Vote Required

Approval of the Incentive Plan requires the affirmative vote of the holders of a majority of the shares of our common stock that are present in person or by proxy and entitled to vote at the 2009 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS UNANIMOUSLY THAT YOU VOTE “FOR” THE APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE 2005 EQUITY INCENTIVE PLAN FOR PURPOSES OF SECTION 162(M) OF THE INTERNAL

REVENUE CODE.

Summary of the Incentive Plan

The following is a summary of the principal features of the Incentive Plan and its operation. The summary is qualified in its entirety by reference to the Incentive Plan itself, set forth as Appendix A.

The Incentive Plan provides for the grant of the following types of incentive awards: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted stock units, and (v) performance shares and performance units. Each of these is referred to individually as an “Award” or collectively as “Awards” and each holder of an Award is referred to as a “participant” or collectively as “participants.” Those eligible for Awards under the Incentive Plan include employees and consultants who provide services to us or our parent or subsidiaries as well as directors of the Company. As of March 31, 2009, approximately 284 of our employees, directors and consultants would be eligible to participate in the Incentive Plan.

Number of Shares of Common Stock Available Under the Incentive Plan. The maximum aggregate number of shares that may be awarded and sold under the Incentive Plan is (A) 4,500,000 shares, plus (B) any Shares subject to stock options or similar awards granted under our 1998 Stock Plan that expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under our 1998 Stock Plan that are forfeited to or repurchased by us, plus (C) an annual increase to be added on the first day of our fiscal year beginning in 2006 equal to the least of 2,000,000 Shares, 3% of the outstanding shares on such date or an amount determined by our Board of Directors. The shares may be authorized, but unissued, or reacquired common stock.

If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to restricted stock, restricted stock units, performance shares or performance units, is forfeited to or repurchased by us, the unpurchased shares (or for Awards other than options and stock appreciation rights, the forfeited or repurchased shares) which were subject thereto will become available for future grant or sale under the Incentive Plan. Upon exercise of a stock appreciation rights settled in shares, only shares actually issued pursuant to the stock appreciation right will cease to be available under the Incentive Plan. Shares used to pay the tax and exercise price of an Award will become available for future grant or sale under the Incentive Plan. Shares that have actually been issued under the Incentive Plan under any Award will not be returned to the Incentive Plan and will not become available for future distribution under the Incentive Plan; provided, however, that if shares of restricted stock, performance shares or performance units are repurchased by us or are forfeited to us, such shares will become available for future grant under the Incentive Plan. To the extent an Award is paid out in cash rather than stock, such cash payment will not reduce the number of shares available for issuance under the Incentive Plan.

If we declare a stock dividend or other distribution or engage in a reorganization or other change in our corporate structure, including a merger, the Administrator will adjust the (i) number and class of shares available for issuance under the Incentive Plan, (ii) number, class and price of shares subject to outstanding Awards, and (iii) specified per-person limits on Awards to reflect the change.

Administration of the Incentive Plan. Our Board of Directors, or its Compensation Committee, or a committee of directors or of other individuals satisfying applicable laws and appointed by our Board (referred to as the “Administrator”), will administer the Incentive Plan. To make grants to certain of our officers and key employees, the members of the committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), and as “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) (so that we can receive a federal tax deduction for certain compensation paid under the Incentive Plan).

Subject to the terms of the Incentive Plan, the Administrator has the sole discretion to select the employees, consultants, and directors who will receive Awards, to determine the terms and conditions of Awards, to modify or amend each Award (subject to the restrictions of the Incentive Plan), to interpret the provisions of the Incentive Plan and outstanding Awards, and to allow participants to satisfy withholding tax obligations by electing to have us withhold otherwise deliverable cash or shares, or already-owned shares, having a fair market value equal to the minimum amount required to be withheld.

The Administrator may, with stockholder approval, implement an exchange program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type, Awards of a different type and/or cash, and/or (ii) the exercise price of an outstanding Award could be reduced.

Automatic Director Grants. The Incentive Plan provides for an automatic grant to outside directors of an option to purchase 36,000 shares (the “Initial Option”) on the date the person first becomes an outside director and again upon the commencement of each additional three-year term of service on our Board of Directors. Outside directors also will receive an additional option to purchase 2,100 shares (the “Annual Option”) on the date of each annual meeting of stockholders, provided he or she will have served on our Board of Directors for at least the preceding six months. Each Initial Option will vest and become exercisable as to one-third of the shares subject to the option on each annual anniversary of its date of grant and each Annual Option will vest and become exercisable as to 50% of the Shares subject to such Option on each anniversary of its date of grant, provided the participant continues to serve as a director through such dates. Each outside director appointed as chairperson of our Audit Committee, Corporate Governance & Nominating Committee, and/or our Board of Directors will be granted an option to purchase 12,000 shares (with respect to each position) on or about the date on which the person first is appointed to such position and again upon the commencement of each additional three-year term of service at such position.

Options. The Administrator is able to grant nonstatutory stock options and incentive stock options under the Incentive Plan. The Administrator determines the number of shares subject to each option, although the Incentive Plan provides that a participant may not receive options for more than 1,000,000 shares in any fiscal year, except in connection with his or her initial employment with us, in which case he or she may be granted an option covering up to an additional 500,000 shares.

The Administrator determines the exercise price of options granted under the Incentive Plan, provided the exercise price of the incentive stock options and nonstatutory stock options that are intended to qualify as “performance-based compensation” within the meaning of Code Section 162(m) must be at least equal to the fair market value of our common stock on the date of grant. In addition, the exercise price of an incentive stock option granted to any participant who owns more than 10% of the total voting power of all classes of our outstanding stock must be at least 110% of the fair market value of the common stock on the grant date.

The term of each option will be stated in the Award agreement. The term of an incentive stock option may not exceed ten years, except that, with respect to any participant who owns more than ten percent of the voting power of all classes of the Company’s outstanding capital stock, the term of an incentive stock option may not exceed five years.

After a termination of service with us, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the Award agreement. If no such period of time is stated in the participant’s Award agreement, the participant will generally be able to exercise his or her option for (i) three months following his or her termination for reasons other than death or disability, and (ii) twelve months following his or her termination due to death or disability, but in no event later than the expiration of the option’s term.

Restricted Stock. Awards of restricted stock are rights to acquire or purchase shares of our common stock, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion. For example, the Administrator may set restrictions based on the achievement of specific performance goals. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed. On the date set forth in the Award agreement, all unearned shares of restricted stock will be forfeited to us. The Administrator will determine the number of shares granted pursuant to an Award of restricted stock, but no participant will be granted a right to purchase or acquire more than 300,000 shares of restricted stock during any fiscal year, except that a participant may be granted up to an additional 150,000 shares of restricted stock in connection with his or her initial employment with us. participants holding shares of restricted stock may exercise full voting rights with respect to those shares and generally will be entitled to receive all dividends and other distributions paid with respect to those shares, except that dividends or distributions paid in shares will be subject to the same restrictions on transferability and forfeiture as the shares of restricted stock with respect to which they were paid.

Restricted Stock Units. Awards of restricted stock units result in a payment to a participant only if the vesting criteria the Administrator establishes is satisfied. For example, the Administrator may set vesting criteria based on the achievement of specific performance goals. The restricted stock units will vest at a rate determined by the Administrator; provided, however, that after the grant of restricted stock units, the Administrator, in its sole discretion, may reduce or waive any restrictions for such restricted stock units. Upon satisfying the applicable vesting or other criteria, the participant will be entitled to the payout specified in the Award agreement. The Administrator, in its sole discretion, may pay earned restricted stock units in cash, shares, or a combination thereof. Restricted stock units that are fully paid in cash will not reduce the number of shares available for grant under the Incentive Plan. On the date set forth in the Award agreement, all unearned restricted stock units will be forfeited to us. The Administrator determines the number of restricted stock units granted to any participant, but no participant may be granted more than 300,000 restricted stock units during any fiscal year, except that the participant may be granted up to an additional 150,000 restricted stock units in connection with his or her initial employment with us.

Stock Appreciation Rights. The Administrator will be able to grant stock appreciation rights (“SARs”), which are the rights to receive the appreciation in fair market value of common stock between the exercise date and the date of grant. We can pay the appreciation in cash, shares of common stock, or a combination thereof. The Administrator, subject to the terms of the Incentive Plan, will have complete discretion to determine the terms and conditions of SARs granted under the Incentive Plan, provided, however, that the exercise price may not be less than 100% of the fair market value of a share on the date of grant. No participant will be granted SARs covering more than 1,000,000 shares during any fiscal year, except that a participant may be granted SARs covering up to an additional 500,000 shares in connection with his or her initial employment with us.

After termination of service with us, a participant will be able to exercise the vested portion of his or her SAR for the period of time stated in the Award agreement. If no such period of time is stated in a participant’s Award agreement, a participant will generally be able to exercise his or her vested SARs for the same period of time as applies to stock options.

Performance Units and Performance Shares. The Administrator will be able to grant performance units and performance shares, which are Awards that will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish are achieved or the Awards otherwise vest. Earned performance units and performance shares will be paid, in the sole discretion of the Administrator, in the form of cash, shares, or in a combination thereof. The Administrator will establish performance or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. The performance units and performance shares will vest as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved; provided, however, that after the grant of a performance unit or performance share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance unit or performance share. During any fiscal year, no participant will receive more than 300,000 performance shares and no participant will receive performance units having an initial value greater than $1,000,000, except that a participant may be granted performance shares covering up to an additional 150,000 shares in connection with his or her initial employment with us. Performance units will have an initial value established by the Administrator on or before the date of grant. Performance shares will have an initial value equal to the fair market value of a share of our common stock on the grant date.

Performance Goals. Awards of restricted stock, restricted stock units, performance shares, performance units and other incentives under the Incentive Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Code Section 162(m) and may provide for a targeted level or levels of achievement including cash position, earnings per share, net income, operating cash flow, operating expenses, operating income, product revenues, profit after tax, revenue growth, total stockholder return and design wins. The performance goals may differ from participant to participant and from Award to Award, may be used alone or in combination, may be used to measure our performance as a whole or the performance of one of our business units, and may be measured relative to a peer group or index.

To the extent necessary to comply with the performance-based compensation provisions of Code Section 162(m), with respect to any Award granted subject to performance goals, within the first twenty-five percent (25%) of the performance period, but in no event more than ninety days following the commencement of any performance period (or such other time as may be required or permitted by Code Section 162(m)), the Administrator will, in writing: (i) designate one or more participants to whom an Award will be made, (ii) select the performance goals applicable to the performance period, (iii) establish the performance goals, and amounts of such Awards, as applicable, which may be earned for such performance period, and (iv) specify the relationship between performance goals and the amounts of such Awards, as applicable, to be earned by each participant for such performance period. Following the completion of each performance period, the Administrator will certify in writing whether the applicable performance goals have been achieved for such performance period. In determining the amounts earned by a participant, the Administrator will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the performance period. A participant will be eligible to receive payment pursuant to an Award for a performance period only if the performance goals for such period are achieved.

Transferability of Awards. Awards granted under the Incentive Plan are generally not transferable, and all rights with respect to an Award granted to a participant generally will be available during a participant’s lifetime only to the participant.

Change in Control. In the event we experience a change in control, each outstanding Award will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, unless the Administrator provides otherwise, the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, including shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on restricted stock will lapse, and, with respect to restricted stock units, performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an option or stock appreciation right is not assumed or substituted for in the event of a change in control, the Administrator will notify the participant in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

With respect to Awards granted to an outside director that are assumed or substituted for, if on the date of or following such assumption or substitution the participant’s status as a director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the participant, then the participant will fully vest in and have the right to exercise his or her options and/or stock appreciation rights as to all of the shares subject to the Award, including shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on restricted stock shall lapse, and, with respect to restricted stock units, performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met.

Amendment and Termination of the Incentive Plan. The Board of Directors will have the authority to amend, alter, suspend or terminate the Incentive Plan, except that stockholder approval will be required for any amendment to the Incentive Plan to the extent required by any applicable laws. No amendment, alteration, suspension or termination of the Incentive Plan will impair the rights of any participant, unless mutually agreed otherwise between the participant and the Administrator and which agreement must be in writing and signed by the participant and us. The Incentive Plan will terminate in 2015, unless our Board of Directors terminates it earlier.

Number of Awards Granted to Employees, Consultants, and Directors

The number of Awards that an employee or consultant may receive under the Incentive Plan is in the discretion of the Administrator and therefore cannot be determined in advance. As described above, stock options are granted to non-employee directors pursuant to a formula. The following table sets forth (a) the aggregate number of Shares subject to options granted under the Incentive Plan during the last fiscal year and (b) the average per Share exercise price of such options.

Name of Individual or Group	Number of Options Granted		Average Per Share Exercise Price
Richard K. Williams, President, Chief Executive Officer and Chief Technical Officer	175,000		$3.08

Brian R. McDonald, Chief Financial Officer, Vice President of Worldwide Finance and Secretary	125,000		$3.08

Dr. Jun-Wei Chen, Vice President of Technology	75,000		$3.08

Kevin D’Angelo, Vice President of Advanced Products and Fellow	75,000		$3.08

Allen K. Lam, Vice President of Worldwide Operations	75,000		$3.08

Parviz Ghaffaripour Former Executive Vice President and Chief Operating Officer	—		—

All Named Executive Officers, as a group	525,000		$3.08

All directors who are not Named Executive Officers, as a group	226,200		$4.80

All employees who are not Named Executive Officers, as a group	2,854,079	(1)	$3.89

(1)	Includes options to purchase 1.8 million shares of the Company’s common stock granted pursuant to the Company’s stock option exchange program (the “2008 Exchange Offer”). Under the terms of the 2008 Exchange Offer, the Company accepted for exchange from eligible employees (excluding directors, consultants and all executives) options to purchase an aggregate of 1.8 million shares of the Company’s common stock, giving them the right to tender outstanding stock options that were granted between February 1, 2007 and July 1, 2008 (the “Eligible Options”). The Eligible Options were cancelled as of October 9, 2008. The Company granted new options to purchase an equal number of shares of its common stock with an exercise price equal to the fair market value of the Company’s common stock on October 9, 2008, which was $3.08 per share, in exchange for the options cancelled in connection with the 2008 Exchange Offer.

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and us of Awards granted under the Incentive Plan. Tax consequences for any particular individual may be different.

Nonstatutory Stock Options. No taxable income is reportable when a nonstatutory stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Incentive Stock Options. No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares. A participant generally will not have taxable income at the time an Award of restricted stock, restricted stock units, performance shares or performance units are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock Award may elect to recognize income at the time he or she receives the Award in an amount equal to the fair market value of the shares underlying the Award (less any cash paid for the shares) on the date the Award is granted.

Tax Effect for us. We generally will be entitled to a tax deduction in connection with an Award under the Incentive Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to “covered employees” within the meaning of Section 162(m) of the Code. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the Incentive Plan, setting limits on the number of Awards that any individual may receive and for Awards other than certain stock options, establishing performance criteria that must be met before the Award actually will vest or be paid. The Incentive Plan has been designed to permit the Administrator to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to continue to receive a federal income tax deduction in connection with such Awards.

Section 409A. Section 409A of the Code, which was added by the American Jobs Creation Act of 2004, provides certain new requirements on non-qualified deferred compensation arrangements. These include new requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, Section 409A requires that such individual’s distribution commence no earlier than six months after such officer’s separation from service.

Awards granted under the Incentive Plan with a deferral feature will be subject to the requirements of Section 409A. If an Award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that Award will recognize ordinary income on the amounts deferred under the Award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an Award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as possible interest charges and penalties. Certain states have enacted laws similar to Section 409A which impose additional taxes, interest and penalties on non-qualified deferred compensation arrangements. We will also have withholding and reporting requirements with respect to such amounts.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE INCENTIVE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information about the beneficial ownership of our common stock on March 31, 2009, by:

•	each person known to us to be the beneficial owner of more than 5% of our common stock;

•	each named executive officer;

•	each of our directors; and

•	all of our executive officers and directors as a group.

Unless otherwise noted below, the address of each beneficial owner listed on the tables is c/o Advanced Analogic Technologies Incorporated, 3230 Scott Boulevard, Santa Clara, California 95054. We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. We have based our calculation of the percentage of beneficial ownership on 42,913,466 shares of common stock outstanding on March 31, 2009.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 31, 2009. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

Beneficial Owner	Number of Shares Beneficially Owned	Percent
5% Stockholders:
FMR LLC (1)	3,146,445	7%
TimesSquare Capital Management, LLC (2)	2,404,200	6%
T. Rowe Price Associates, Inc. (3)	2,395,700	6%
Directors and Named Executive Officers:
Richard K. Williams (4)	3,152,492	7%
Brian R. McDonald (5)	414,125	1
Allen K. Lam (6)	260,291	*
Kevin D’Angelo (7)	379,391	*
Samuel J. Anderson (8)	146,650	*
Thomas P. Redfern (9)	12,000	*
Jaff Lin (10)	48,543	*
Thomas Weatherford (11)	116,650	*
Chandramohan Subramaniam (12)	28,000	*
Executive officers and directors as a group (16 persons) (13)	4,895,534	11%

(1)	The address of FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109 as reported on Schedule 13G dated February 16, 2009 and filed with the Securities and Exchange Commission.

(2)

The address of TimesSquare Capital Management, LLC is 1177 Avenue of the Americas, 39th Floor, New York, New York 10036, as reported on Schedule 13G dated February 10, 2009 and filed with the Securities and Exchange Commission.

(3)	The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202, as reported on Schedule 13G dated February 13, 2009 and filed with the Securities and Exchange Commission.

(4)	Includes 1,059,000 shares issuable upon the exercise of options that are exercisable within 60 days of March 31, 2009. Also includes 29,804 shares held by Mr. Williams as custodian for the benefit of his minor child.

(5)	Includes 158,750 shares issuable upon the exercise of options that are exercisable within 60 days of March 31, 2009.

(6)	Includes 137,500 shares issuable upon the exercise of options that are exercisable within 60 days of March 31, 2009. Also includes 25,250 shares held by Mr. Lam as custodian for the benefit of his minor child.

(7)	Includes 110,000 shares issuable upon the exercise of options that are exercisable within 60 days of March 31, 2009. Also includes 19,000 shares held by Mr. D’Angelo’s spouse.

(8)	Includes 76,650 shares issuable upon the exercise of options that are exercisable within 60 days of March 31, 2009.

(9)	Represents 12,000 shares issuable upon the exercise of options that are exercisable within 60 days of March 31, 2009.

(10)	Includes 22,443 shares held by Lin Family Trust. Mr. Lin, one of our directors, is the trustee of the Lin Family Trust. Mr. Lin disclaims beneficial ownership of the shares held by the Lin Family Trust except to the extent of his pecuniary interest therein. The address of Mr. Lin and the Lin Family Trust is 18340 Laurel Drive, Los Gatos, California 95030. Also includes 26,100 shares issuable upon exercise of options that are exercisable within 60 days of March 31, 2009.

(11)	Represents 116,650 shares issuable upon the exercise of options that are exercisable within 60 days of March 31, 2009.

(12)	Represents 28,000 shares issuable upon the exercise of options that are exercisable within 60 days of March 31, 2009.

(13)	Includes 2,020,330 shares issuable upon the exercise of options that are exercisable within 60 days of March 31, 2009.

COMPENSATION COMMITTEE REPORT

The material in this report is not deemed soliciting material or filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in those filings.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the registrant’s proxy statement on Schedule 14A.

Respectfully submitted by:

Samuel J. Anderson, Chairman

Thomas Redfern

Jaff Lin

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis describes the material elements of compensation for the AnalogicTech executive officers identified in the Summary Compensation Table (the “named executive officers”).

General

The Compensation Committee (the “Committee”) of our Board of Directors (the “Board”) makes all decisions regarding base salaries of our executive officers, including the named executive officers. The Committee makes all of the decisions regarding incentive plan and other bonus awards, as well as stock option grants under AnalogicTech’s stockholder-approved 2005 Equity Incentive Plan (the “2005 Plan”).

We use competitive data from many sources to establish executive compensation. We have not adopted rigid policies tying executive compensation to one specific benchmark. After consultation with our finance department, Richard K. Williams, our chief executive officer, presents recommendations to the Committee. The Committee approves all adjustments to executive compensation with respect to salary, bonus and long-term incentives.

The day-to-day design and administration of health and paid time-off plans and policies applicable to salaried employees in general are handled by cross functional teams of our human resources, finance and legal department employees. These cross functional teams meet one or more times per quarter. The Board remains responsible for certain fundamental changes outside the day-to-day requirements necessary to maintain these plans and policies.

AnalogicTech’s Business Environment

AnalogicTech operates in the extremely competitive industry of power management semiconductors. The Board believes that the compensation programs for our executive officers should be designed to attract, motivate and retain talented executives responsible for our success and should be determined within a competitive framework and based on the achievement of designated business objectives, individual contribution and financial performance.

Compensation Program Objectives and Rewards

AnalogicTech’s compensation and benefits programs are driven by our business environment and are designed to enable us to achieve our long term objectives by maintaining and adhering to a competitive compensation philosophy. The programs’ objectives are to:

•

Establish compensation policies and guidelines that will attract and retain qualified personnel through an overall level of compensation that is competitive within AnalogicTech’s industry. The Committee sets base salaries, performance-based bonuses, equity-based compensation and benefits competitively so that AnalogicTech can attract and retain executive management;

•

Encourage the achievement of AnalogicTech’s long-range objectives by providing performance-based bonuses which relate directly to the achievement of individual performance factors and strategic objectives such as enhancing stockholder value. Executive performance-based bonuses consider financial metrics such as sales revenues, gross margins and operating income on a company level and performance against management objectives on an individual level;

•

Establish compensation policies and guidelines that will attract and retain qualified personnel through an overall level of compensation opportunity that is competitive within AnalogicTech’s industry; and

•	Promote a direct relationship between compensation and AnalogicTech’s performance by facilitating executive officer stock ownership through stock option awards.

All of AnalogicTech’s compensation and benefits for its named executive officers described below have as a primary purpose our need to attract, retain and motivate the highly talented individuals who will engage in the behaviors necessary to enable us to succeed while upholding our values in a highly competitive marketplace.

•	Base salary and benefits are designed to attract and retain employees over time.

•

Long-Term Incentives—stock options under the 2005 Plan—focus executives’ efforts on the behaviors within the recipients’ control that they believe are necessary to ensure our long-term success, as reflected in increases to our stock price, growth in its earnings per share and other elements.

•

Severance and change in control plans are designed to facilitate our ability to attract and retain executives as we compete for talented employees in a marketplace where such protections are commonly offered. The change in control arrangements with certain of our executive officers encourages employees to remain focused on the Company’s business in the event of rumored or actual fundamental corporate changes.

The Elements of AnalogicTech’s Compensation Program

Base Salary. The Committee reviews and approves salaries for our chief executive officer, chief financial officer and other executive officers. Base salaries are established by the Committee based upon competitive compensation data as well as each person’s job responsibilities, level of experience, individual performance and contributions to the business. Base salary decisions are based upon these factors and the Committee uses its discretion and judgment when considering the various factors to come to a final salary figure. The Committee generally seeks input from our chief executive officer, Richard K. Williams, and our chief financial officer, Brian R. McDonald, when discussing performance of, and compensation levels for, executives other than themselves. None of our executives participate in deliberations relating to their own compensation.

Base salary and non-equity incentive plan compensation are the elements of compensation that are used in determining the amount of contributions permitted under AnalogicTech’s 401(k) Plan.

Annual Cash Incentives and Non-Equity Incentive Plan Awards.

Annual incentive bonuses. Annual incentive bonuses for executive officers are intended to reflect the Board’s belief that a significant portion of the compensation of each executive officer should be contingent upon the performance of AnalogicTech, as well as the individual contribution of each executive officer. During fiscal 2008, the Committee determined the target annual discretionary bonuses for our chief executive officer and other executive officers based on a number of factors, including our revenue, profitability and other company goals for the fiscal year as well as the contribution of each executive officer. Because the company did not meet the established bonus criteria for fiscal 2008, our executive officers did not earn annual incentive bonuses.

Patent Award. AnalogicTech encourages employees to patent their inventions by offering a cash bonus of $1,000 for the filing of a patent application. AnalogicTech pays an additional award of $1,000 to employee inventors for each application that successfully issues as a United States Patent. Our intellectual property counsel reviews patent activity on an as needed basis and our chief executive officer reviews his findings. Once it is determined that an employee has patented an invention, our human resources director instructs the payroll department to award the cash bonus to the recipient. Author’s Award. Employees who author technical articles and make technical presentations that result in positive publicity for AnalogicTech are given a cash bonus of $2,400 for each new non-solicited technical publication and $3,000 for each invited technical publication. Our manager of marketing and communication tracks all published articles and presentations throughout the year. If it is determined that an employee has authored an article or made a technical presentation, upon approval of the director of marketing, the manager of marketing and communication submits a copy of the published article or presentation to the human resources director. Finally, the human resources director instructs our payroll department to award the cash bonus to the recipient.

President’s Award. AnalogicTech rewards with a cash bonus of $10,000 those employees, other than the chief executive officer and chief financial officer, who have made a significant contribution to our success as demonstrated by technological innovation, significant system improvement or sales. AnalogicTech measures success based on an employee’s financial contribution or impact. Our chief executive officer recommends and approves award recipients in this category and directs our payroll department to award the cash bonus to the recipient.

Long-Term Stock Option Incentives. The Board provides our executive officers with long-term incentive compensation through grants of options to purchase our common stock. Stock options provide for financial gain derived from the potential appreciation in stock price from the date that the option is granted until the date that the option is exercised. Our long-term performance ultimately determines the value of stock options, because gains from stock option exercises are entirely dependent on the long-term appreciation of our stock price. The exercise price of stock option grants is set at the fair market value on the date of grant. Under the 2005 Plan, AnalogicTech may not grant stock options at a discount to fair market value. The goal of the long-term stock option incentive program is to align the interests of executive officers with those of AnalogicTech’s stockholders and to provide each executive officer with a significant incentive to manage AnalogicTech from the perspective of an owner with an equity stake in the business. It is the belief of the Board that stock options directly motivate an executive to maximize long-term stockholder value. Because a financial gain from stock options is only possible after the price of AnalogicTech common stock has increased, we believe that grants encourage executives and other employees to focus on behaviors and initiatives that should lead to an increase in the price of AnalogicTech common stock, which benefits all AnalogicTech stockholders.

The options also utilize vesting periods that encourage key executives to continue in our employ. The Board considers the grant of each option, reviewing factors such as the individual performance, the anticipated future contribution toward the attainment of our long-term strategic performance goals and the number of unvested options held by each individual at the time of the new grant. In fiscal year 2008, our executive officers were granted stock options to purchase 1,000,000 shares of our common stock.

Stock options granted since 2005 are generally exercisable over a four-year period, are vested as to 25% after one year and 6.25% quarterly thereafter and expire ten years from the grant date.

AnalogicTech does not backdate options or grant options retroactively. In addition, we do not plan to coordinate grants of options so that they are made before announcement of favorable information, or after announcement of unfavorable information. AnalogicTech’s options are granted at fair market value on a fixed date or event (such as the first business day of the month if within stated guidelines), with all required approvals obtained on the actual grant date. All grants to executive officers require the approval of the Committee and the Board. Fair market value has been consistently determined as the closing price on NASDAQ on the grant date.

Under the 2005 Plan, we are permitted to issue stock options, restricted stock units, restricted stock, stock appreciation rights, performance units and performance shares, although to date we have only issued stock options. We may begin utilizing restricted stock and/or restricted stock units as additional forms of equity compensation incentives.

Benefits. As salaried, U.S.-based employees, the named executive officers participate in a variety of retirement, health and welfare, and paid time-off benefits designed to enable us to attract and retain its workforce in a competitive marketplace. Health, welfare and paid time-off benefits help ensure that we have a productive and focused workforce through reliable and competitive health and other benefits. AnalogicTech’s qualified 401(k) Plan allows all employees to contribute up to the annual limits imposed by the Internal Revenue Code on a pre-tax basis. We provide a 100% match on the first 3% of an employee’s contribution and 50% match on the second 2% of an employee’s contribution, which vests over a four-year period. Participants choose to invest their account balances from an array of investment options as selected by plan fiduciaries from time to time. The

401(k) Plan is designed to provide for distributions in a lump sum or installments after termination of service. However, loans and in-service distributions are permitted under certain circumstances such as hardship, attainment of age 59 1/2 or disability.

The Company supports competitive benefit plans for its foreign employees consistent with reasonable regional standards.

Perquisites. AnalogicTech’s named executive officers, along with other senior management employees, are provided a limited number of perquisites, the primary purpose of which is to minimize distractions from the executives’ attention to important AnalogicTech initiatives. An item is not a perquisite if it is integrally and directly related to the performance of the executive’s duties. An item is a perquisite if it confers a direct or indirect benefit that has a personal aspect, without regard to whether it may be provided for some business reason or for our convenience, unless it is generally available on a non-discriminatory basis to all employees.

We provide reimbursement for tax preparation and advice. The value is taxable to executives. This perquisite is intended to encourage executives to engage knowledgeable experts to assist with tax planning and is quantified in the Summary Compensation Table on page 29. We also provide our executives with a monthly automobile allowance, which is quantified in the Summary Compensation Table on page 29.

We do not provide the named executive officers with other perquisites such as split-dollar life insurance, reimbursement for legal counseling for personal matters, or tax reimbursement payments. We do not provide loans to executive officers.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Summary Compensation Table

The following table discloses compensation received by AnalogicTech’s chief executive officer, chief financial officer and three other most highly paid executive officers at the end of fiscal 2008 (collectively, the “named executive officers”) for the fiscal year ending December 31, 2008.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
Richard K. Williams	2008	$338,053	$—	$829,272	$—	$65,377	(3)	$1,232,702
President, Chief Executive Officer and Chief Technical Officer	2007	$315,292	$—	$810,926	$360,000	$68,213		$1,554,431
	2006	$292,612	$—	$763,439	$35,376	$52,685		$1,144,112

Brian R. McDonald	2008	$294,250	$—	$493,323	$—	$52,508	(4)	$840,081
Chief Financial Officer, Vice President of Worldwide Finance and Secretary	2007	$274,688	$—	$544,467	$320,000	$32,035		$1,171,190
	2006	$237,387	$—	$491,141	$30,744	$21,595		$780,867

Dr. Jun-Wei Chen	2008	$229,457	$—	$281,363	$—	$30,340	(5)	$541,160
Vice President of Technology	2007	$212,370	$—	$213,322	$170,000	$28,055		$623,747
	2006	$196,200	$—	$171,138	$24,595	$16,354		$408,287

Kevin D’Angelo	2008	$267,500	$—	$306,212	$—	$38,172	(6)	$611,884
Vice President of Advanced Products and Fellow	2007	$251,450	$—	$268,521	$200,000	$31,188		$751,159
	2006	$246,925	$—	$246,421	$12,495	$28,070		$533,911

Allen K. Lam	2008	$267,500	$—	$341,539	$—	$40,640	(7)	$649,679
Vice President of Worldwide Operations	2007	$250,271	$—	$300,549	$200,000	$24,195		$775,015
	2006	$228,063	$—	$265,187	$28,762	$13,870		$535,882

Parviz Ghaffaripour (8)	2008	$155,519	$—	$472,519	$—	$202,268	(9)	$830,306
Former Executive Vice President and Chief Operating Officer	2007	$249,633	$70,000	$253,988	$320,000	$28,548		$922,169
	2006	$—	$—	$—	$—	$—		$—

(1)	The Company’s cash bonuses are paid under an incentive plan and therefore are reported in the column “Non-Equity Incentive Plan Compensation.” The $70,000 bonus payment to Mr. Ghaffaripour was a sign-on bonus paid on his employment start date in February 2007.

(2)	For a description of the non-equity incentive plan see “Grants of Plan Based Awards for 2008”. We generally pay bonuses in the year following the year in which they were earned. Bonus amounts are reported for the year in which they were earned, though they may have been paid in the following year.

(3)	Includes $22,000 for a patent bonus award, $16,200 for auto allowance and $27,177 for 401(k) plan matching contributions, tax preparation advice and services and life insurance premiums.

(4)	Includes $16,200 for auto allowance and $36,308 for 401(k) plan matching contributions, tax preparation advice and services and life insurance premiums.

(5)	Includes $11,040 for auto allowance and $19,300 for 401(k) plan matching contributions, tax preparation advice and services and life insurance premiums.

(6)	Includes $11,040 for auto allowance and $27,132 for 401(k) plan matching contributions, tax preparation advice and services and life insurance premiums.

(7)	Includes $11,040 for auto allowance and $29,600 for 401(k) plan matching contributions, tax preparation advice and services and life insurance premiums.

(8)	Mr. Ghaffaripour’s last date of employment with the Company was June 20, 2008.

(9)	Includes a $160,000 severance payment made to Mr. Ghaffaripour upon his last date of employment with the Company. Also includes $7,650 for auto allowance and $34,618 for 401(k) plan matching contributions, tax preparation advice and services and life insurance premiums.

GRANTS OF PLAN-BASED AWARDS FOR 2008

The following table provides information regarding grants of stock options and other plan based awards to each of our named executive officers during the fiscal year ended December 31, 2008. All stock options were granted under our 2005 Equity Incentive Plan.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
		Threshold ($)	Target ($)	Maximum ($)
Richard K. Williams	4/23/2008	$—	$331,700	$—	—	$—	$—
President, Chief Executive Officer and Chief Technical Officer	10/29/2008	$—	$—	$—	175,000	$3.08	$201,110

Brian R. McDonald	4/23/2008	$—	$220,688	$—	—	$—	$—
Chief Financial Officer, Vice President of Worldwide Finance and Secretary	10/29/2008	$—	$—	$—	125,000	$3.08	$143,650

Dr. Jun-Wei Chen	4/23/2008	$—	$113,420	$—	—	$—	$—
Vice President of Technology	10/29/2008	$—	$—	$—	75,000	$3.08	$86,190

Kevin D’Angelo	4/23/2008	$—	$133,750	$—	—	$—	$—
Vice President of Advanced Products and Fellow	10/29/2008	$—	$—	$—	75,000	$3.08	$86,190

Allen K. Lam	4/23/2008	$—	$133,750	$—	—	$—	$—
Vice President of Worldwide Operations	10/29/2008	$—	$—	$—	75,000	$3.08	$86,190

Parviz Ghaffaripour Former Executive Vice President and Chief Operating Officer	4/23/2008	$—	$220,688	$—	—	$—	$—

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table presents certain information concerning the outstanding option awards held as of December 31, 2008 by each named executive officer.

	OPTION AWARDS
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Richard K. Williams	11/24/2003	380,250	—	$0.46	11/24/2013
President, Chief Executive Officer and Chief Technical Officer	9/14/2004	450,000	—	$0.46	9/14/2014
	10/26/2005	142,500	47,500	$12.34	10/26/2015
	11/6/2006	50,000	50,000	$5.71	11/3/2016
	10/31/2007	—	125,000	$12.08	10/31/2017
	10/29/2008	—	175,000	$3.08	10/29/2018

Brian R. McDonald	8/10/2004	87,500	—	$0.46	8/10/2014
Chief Financial Officer, Vice President of Worldwide Finance and Secretary	10/26/2005	82,500	27,500	$12.34	10/26/2015
	11/6/2006	50,000	50,000	$5.71	11/3/2016
	10/31/2007	—	100,000	$12.08	10/31/2017
	10/29/2008	—	125,000	$3.08	10/29/2018

Dr. Jun-Wei Chen	2/3/2005	37,500	37,500	$6.00	2/23/2015
Vice President of Technology	10/26/2005	52,500	17,500	$12.34	10/26/2015
	11/6/2006	12,500	25,000	$5.71	11/3/2016
	10/31/2007	—	50,000	$12.08	10/31/2007
	10/29/2008	—	75,000	$3.08	10/29/2018

Kevin D’Angelo	10/26/2005	67,500	22,500	$12.34	10/26/2015
Vice President of Advanced Products and Fellow	11/6/2006	25,000	25,000	$5.71	11/3/2016
	10/31/2007	—	50,000	$12.08	10/31/2017
	10/29/2008	—	75,000	$3.08	10/29/2018

Allen K. Lam	10/26/2005	75,000	25,000	$12.34	10/26/2015
Vice President of Worldwide Operations	11/6/2006	40,000	40,000	$5.71	11/3/2016
	10/31/2007	—	50,000	$12.08	10/31/2017
	10/29/2008	—	75,000	$3.08	10/29/2018

Parviz Ghaffaripour Former Executive Vice President and Chief Operating Officer	2/7/2007	250,000	—	$5.57	2/17/2017

OPTION EXERCISES AND VESTED STOCK AWARDS

The following table presents certain information concerning the exercise of options and vesting of stock awards by each of our named executive officers during the fiscal year ended December 31, 2008, including the value of gains on exercise and the value of the stock awards.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise
Richard K. Williams President, Chief Executive Officer and Chief Technical Officer	—	—
Brian R. McDonald Chief Financial Officer, Vice President of Worldwide Finance and Secretary	87,500	$466,250
Dr. Jun-Wei Chen Vice President of Technology	—	—
Kevin D’Angelo Vice President of Advanced Products and Fellow	94,100	$519,061
Allen K. Lam Vice President of Worldwide Operations	—	—
Parviz Ghaffaripour Former Executive Vice President and Chief Operating Officer	—	—

DIRECTOR COMPENSATION

The following table presents the compensation received by our directors for fiscal year 2008.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)(3)	Total ($)
Samuel J. Anderson	$58,000	$144,483	$202,483
Jaff Lin	$39,000	$41,211	$80,211
Chandramohan Subramaniam	$38,000	$36,913	$74,913
Thomas P. Redfern	$28,667	$28,057	$56,724
Thomas Weatherford	$57,000	$145,422	$202,422

(1)	Reflects the dollar amount recognized for financial statement reporting purposes for fiscal 2008, in accordance with FAS 123(R). The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on February 26, 2009. These amounts do not correspond to the actual value that will be recognized by the directors.

(2)	In fiscal year 2008, our non-employee directors received the following options to purchase shares of our common stock:

Name	Grant Date	Number of Shares	Exercise Price Per Share ($)	Grant Date Fair Value ($)
Samuel J. Anderson	5/28/2008	2,100	$6.95	$6,045
	10/29/2008	36,000	$3.08	$41,371
Jaff Lin	5/28/2008	2,100	$6.95	$6,045
	10/29/2008	18,000	$3.08	$20,686
Chandramohan Subramaniam	5/28/2008	12,000	$6.95	$34,542
	10/29/2008	18,000	$3.08	$20,686
Thomas P. Redfern	2/12/2008	36,000	$6.98	$109,958
	10/29/2008	18,000	$3.08	$20,686
Thomas Weatherford	5/28/2008	48,000	$6.95	$138,168
	10/29/2008	36,000	$3.08	$41,371
(3)	As of December 31, 2008, the aggregate number of shares underlying options outstanding for each of our non-employee directors was:

Name	Aggregate Number of Shares
Samuel J. Anderson	159,700
Jaff Lin	58,200
Chandramohan Subramaniam	66,000
Thomas P. Redfern	54,000
Thomas Weatherford	206,700

Standard Director Compensation Arrangements

We use a combination of cash and equity compensation to attract and retain qualified candidates to serve on our Board of Directors. Our Board of Directors conducts an annual review of director compensation and, if appropriate, recommends any changes in the type or amount of compensation to the Board of Directors. In reviewing director compensation, our Board of Directors takes into consideration the compensation paid to non-employee directors of comparable companies, including competitive non-employee director compensation data and analyses prepared by compensation consulting firms and the specific duties and committee responsibilities of particular directors. In addition, the Compensation Committee may make recommendations or approve changes in director compensation in connection with the Compensation Committee’s administration and oversight of our 2005 Equity Incentive Plan. Any change in director compensation is approved by the Board of Directors.

Cash Compensation

Non-employee directors receive annual cash fees for service on the Board of Directors and for acting as a chairperson of certain of its committees. The following table provides information regarding the amount of annual cash fees paid in fiscal 2008 and payable in fiscal 2009.

Position	Fiscal 2008 Fees ($)	Fiscal 2009 Fees ($)
Member of the Board of Directors	25,000	25,810
Audit Committee Chairperson	20,000	17,800
Corporate Governance and Nominating Committee Chairperson	20,000	17,800

Equity Compensation

In fiscal 2008, our non-employee directors received automatic grants of options to purchase shares of our common stock pursuant to our 2005 Equity Incentive Plan. The 2005 Equity Incentive Plan provides for an automatic grant to outside directors of an option to purchase 36,000 shares (the “Initial Option”) on the date the person first becomes an outside director and again upon the commencement of each additional three-year term of service on our Board of Directors. Outside directors also will receive an additional option to purchase 2,100 shares (the “Annual Option”) on the date of each annual meeting of stockholders, provided he or she will have served on our Board of Directors for at least the preceding six months. Each Initial Option will vest and become exercisable as to one-third of the shares subject to the option on each annual anniversary of its date of grant and each Annual Option will vest and become exercisable as to 50% of the Shares subject to such Option on each anniversary of its date of grant, provided the participant continues to serve as a director through such dates. Each outside director appointed as chairperson of our Audit Committee, Corporate Governance & Nominating Committee and/or our Board of Directors will be granted an option to purchase 12,000 shares (with respect to each position) on or about the date on which the person first is appointed to such position and again upon the commencement of each additional three-year term of service at such position.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The following tables show the potential payments and benefits that AATI (or its successor) would be obligated to make or provide upon termination of employment of each of our named executive officers pursuant to the terms of such named executive officer’s Amended and Restated Change of Control Agreement. For purposes of these tables, it is assumed that each named executive officer’s employment terminated at the close of business on the last day of our fiscal year 2008 (December 31, 2008). The value of accelerated stock options is calculated by multiplying the number of unvested shares subject to acceleration by the difference between the exercise price and the closing stock price on December 31, 2008 ($3.02). Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

Richard K. Williams,

President, Chief Executive Officer and Chief Technical Officer

	In the event of a voluntary resignation as of 12/31/2008	In the event of termination without cause as of 12/31/2008	In the event of a termination on 12/31/2008 without cause or constructive termination within 12 months of a change of control
Base salary payment	$—	$13,821	$331,700
Insurance benefits	$—	$390	$9,353
Accrued and unpaid vacation	$2,330	$2,330	$2,330
Accelerated Stock Option Value	$—	$—	$—
Existing Vested Stock Options	$2,125,440	$2,125,440	$2,125,440
Total compensation received:	$2,127,770	$2,141,981	$2,468,823

Brian R. McDonald

Chief Financial Officer, Vice President of Worldwide Finance and Secretary

	In the event of voluntary resignation as of 12/31/2008	In the event of termination without cause within six months following the date on which CEO ceases to be an employee	In the event of a termination on 12/31/2008 without cause or constructive termination within 12 months of a change of control
Base salary payment	$—	$147,125	$294,250
Insurance benefits	$—	$7,062	$14,124
Accrued and unpaid vacation	$11,742	$11,742	$11,742
Accelerated Stock Option Value	$—	$—	$—
Existing Vested Stock Options	$224,000	$224,000	$224,000
Total compensation received:	$235,742	$389,929	$544,116

Dr. Jun-Wei Chen,

Vice President of Technology

	In the event of a voluntary resignation as of 12/31/2008	In the event of a termination on 12/31/2008 without cause or constructive termination within 12 months of a change of control
Base salary payment	$—	$226,840
Insurance benefits	$—	$10,100
Accrued and unpaid vacation	$11,490	$11,490
Accelerated Stock Option Value	$—	$—
Existing Vested Stock Options	$—	$—
Total compensation received:	$11,490	$248,430

Kevin D’Angelo,

Vice President of Advanced Products and Fellow

	In the event of a voluntary resignation as of 12/31/2008	In the event of a termination on 12/31/2008 without cause or constructive termination within 12 months of a change of control
Base salary payment	$—	$267,500
Insurance benefits	$—	$10,181
Accrued and unpaid vacation	$5,041	$5,041
Accelerated Stock Option Value	$—	$—
Existing Vested Stock Options	$—	$—
Total compensation received:	$5,041	$282,722

Allen K. Lam,

Vice President of Worldwide Operations

	In the event of a voluntary resignation as of 12/31/2008	In the event of a termination on 12/31/2008 without cause or constructive termination within 12 months of a change of control
Base salary payment	$—	$267,500
Insurance benefits	$—	$14,075
Accrued and unpaid vacation	$16,333	$16,333
Accelerated Stock Option Value	$—	$—
Existing Vested Stock Options	$—	$—
Total compensation received:	$16,333	$297,908

Employment Agreements and Change of Control Arrangements	In September 1998, we entered into an employment offer letter with Richard K. Williams, our President, Chief Executive Officer and Chief Technical Officer. Mr. Williams’ employment is at-will, and either we or Mr. Williams may terminate his employment with us at any time and for any reason. Pursuant to this offer letter, we agreed to pay Mr. Williams an initial annual salary of $120,000, a signing bonus of $120,000 and a quarterly bonus of $16,000. Payment of these bonus amounts was deferred, with the quarterly bonus accruing from Mr. Williams’ start date, until the earliest to occur of our achieving profitability, our initial public offering, our acquisition or our liquidation. We have paid all deferred amounts in full. We also agreed to grant Mr. Williams an option to purchase 975,000 shares of our common stock at an exercise price of $0.066 per share and an option to purchase 287,757 shares of our common stock at an exercise price of $0.40 per share. These options vested annually over four years from Mr. Williams’ start date. If we terminate Mr. Williams’ employment without cause, he will be entitled to continue to receive payment of his base salary and insurance benefits for two weeks following the date of termination, as well as any accrued and unpaid bonus amounts.

In June 2004, we entered into an employment offer letter with Brian R. McDonald, our Chief Financial Officer, Vice President of Worldwide Finance and Secretary. Mr. McDonald’s employment is at-will, and either we or Mr. McDonald may terminate his employment with us at any time and for any reason. Pursuant to this offer letter, we agreed to pay Mr. McDonald an annual salary of $210,000 and provided an initial option grant to purchase 350,000 shares of our common stock at $0.46 per share, vesting annually over four years. In the event of a change in control of our company and if Mr. McDonald’s employment is involuntarily terminated within 12 months of such change of control, then the unvested portion of this option shall automatically accelerate and become fully vested and exercisable. In addition, if we terminate Mr. McDonald’s employment without cause within six months following the end of the employment with us of our current Chief Executive Officer, Richard K. Williams, Mr. McDonald will be entitled to continue to receive payment of his base salary and insurance benefits for six months following his termination, and the vesting of all of Mr. McDonald’s options or restricted stock will immediately accelerate by six months from the date of termination.

In May 2005, our Board of Directors authorized a form of change of control agreement for each of our current and future officers of a level of Vice President and above. The change of control agreement provides that in the event the employee is terminated without cause, or is constructively terminated, within 12 months of a change of control of AnalogicTech (including a merger or sale of assets), 100% of all unvested stock rights as of such date shall become fully vested on the termination date with respect to our Chief Executive Officer and Chief Financial Officer and 50% of all unvested stock rights as of such date shall become fully vested on the termination date with respect to our other officers of a level of Vice President and above. In this event, the employee will also receive continued salary and benefits for 12 months following the termination date. For purposes of this agreement, “stock rights” means all options or rights to acquire shares of our common stock and includes all options granted under our 1998 Stock Plan and 2005 Equity Incentive Plan. Each of our current and future officers of a level of Vice President and above has entered into a change of control agreement with these terms or will enter into such agreement at the time such person is hired, as applicable.

In February 2009, our Board of Directors authorized amendments to our executive officer change of control agreements which provide for the payment of all or a portion of the officer’s target bonus amount for the applicable year in the event that a severance payment is due to the officer. The amended change of control agreements provide that in the event that a severance payment is triggered, the Chief Executive Officer and Chief Financial Officer would be entitled to 100% of their target bonus for the fiscal year in which such change of control transaction occurs, and other officers of a level of Vice President and above would be entitled to 50% of their target bonus for the fiscal year in which such change of control transaction occurs.

Section 16(a) Beneficial Ownership Reporting Compliance	Section 16(a) of the Securities Exchange Act requires our executive officers, directors and ten percent stockholders to file reports of ownership and changes in ownership with the SEC. The same persons are required to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of such forms and written representations that no other reports were required during the fiscal year ended December 31, 2008, we believe that all our executive officers, directors and ten percent stockholders complied with the applicable filing requirements. In making these statements, AnalogicTech has relied upon examination of the copies of Forms 3, 4, and 5, and amendments thereto, provided to AnalogicTech and the written representations of its directors, executive officers and 10% stockholders.

Rule 10b5-1 Plan Information

Certain of our insiders have entered into trading plans in accordance with Rule 10b5-1 under the Exchange Act of 1934, as amended, and our Insider Trading Policy. These plans, some of which have been cancelled as of December 31, 2008, are commonly referred to as 10b5-1 plans. These plans allow insiders to gradually diversify their investment portfolios, spread stock trades out over an extended period of time to reduce any market impact and avoid concerns about whether they had material, non-public information when they sold their stock. Rule 10b5-1 allows individuals to set up plans governing future purchase and sales of a company’s stock at a time when they are not aware of material nonpublic information, even though the individual may be aware of such information when these trades are completed. Pursuant to Rule 10b5-1, individuals may adopt or cancel a plan during an authorized trading period when the individuals were not in possession of material, non-public information. Sales made pursuant to these 10b5-1 plans were disclosed publicly through Form 4 and Form 144 filings with the Securities and Exchange Commission.

Equity Compensation Plan Information	We currently maintain three equity-based compensation plans that have been approved by the stockholders – the 1998 Stock Plan, which was approved by the stockholders in 1998, the 2005 Equity Incentive Plan, which was approved by the stockholders in 2005, and the 2005 Employee Stock Purchase Plan, which was approved by the stockholders in 2005. The following table sets forth, for each of AnalogicTech’s equity-based compensation plans, the number of shares of AnalogicTech common stock subject to outstanding options and rights, the weighted-average exercise price of outstanding options, and the number of shares available for future award grants as of December 31, 2008:

Plan Category	Number of Shares of Common Stock to be Issued Upon Exercise of Outstanding Options and Rights		Weighted- Average Exercise Price of Outstanding Options and Rights	Number of Shares of Common Stock Remaining Available for Future Issuance Under Equity Compensation Plans (excluding shares reflected in the first column)
Equity compensation plans approved by security holders	8,649,106	(1)	$5.04	1,933,646	(2)
Equity compensation plans not approved by security holders	0		—	0
Total	8,649,106		$5.04	1,933,646

(1)	Includes outstanding stock options for 1,802,802 shares under the 1998 Stock Plan and 6,846,304 shares under the 2005 Equity Incentive Plan.

(2)	Includes 1,933,646 shares for the 2005 Equity Incentive Plan. On January 1 of each year during the term of the 2005 Equity Incentive Plan, the total number of shares available for award purposes under the 2005 Equity Incentive Plan will increase by the lesser of (i) 3% of the outstanding shares of our common stock on the first day of our fiscal year, (ii) 2,000,000 shares or (iii) such other amount as our Board of Directors may determine. The aggregate number of shares available for issuance under the 2005 Equity Incentive Plan increased by 1,315,538 shares on January 1, 2009. The data presented in this table was calculated as of December 31, 2008 and does not reflect the January 1, 2009 increase. As of December 31, 2005, we ceased offering periods under the 2005 Employee Stock Purchase Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We describe below transactions and series of similar transactions, during our last fiscal year, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	a director, director nominee, executive officer, holder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

We also describe below certain other transactions with our directors, executive officers and stockholders.

Stock Option Grants	Certain stock option grants to our directors and executive officers and related option grant policies are described herein under the captions “Compensation Discussion and Analysis”, “Grants of Plan-Based Awards for 2008”, “Outstanding Equity Awards at Fiscal Year End”, “Option Exercises and Stock Vested” and “Director Compensation.”

Indemnification Agreements of Officers and Directors	Our amended and restated certificate of incorporation and our bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Further, we have indemnification agreements for our directors and officers.

AUDIT COMMITTEE REPORT

The following report of the Audit Committee of the Board of Directors shall not be deemed to be “soliciting material” or “filed” with the SEC or incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that we specifically incorporate it by reference into such filing.

The following is the report of the Audit Committee of the Board of Directors. The Audit Committee oversees our accounting and financial reporting process on behalf of the Board of Directors. Our management has the primary responsibility for the financial statements and reporting process, including our internal controls over financial reporting, and its independent registered public accounting firm, Deloitte & Touche LLP, is responsible for auditing those statements. The Committee oversees and monitors management’s and the independent auditor’s participation in the financial reporting process. The Board of Directors adopted a written charter for the Audit Committee in May 2005, subsequently amended in April 2007, which details the responsibilities of the Audit Committee. A copy of this charter is available on our website at www.aati.com.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2008 with our management. This review included a discussion of the quality and acceptability of our financial reporting and controls, including the clarity of disclosures in the financial statements.

In addition, the Audit Committee has discussed with Deloitte & Touche LLP, our independent auditors, the matters required to be discussed under the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee also has received from Deloitte & Touche LLP the written disclosures and the letter required by the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Deloitte & Touche LLP their independence.

The Audit Committee further discussed with Deloitte & Touche LLP the overall scope and plans for its audits. The Audit Committee met periodically with Deloitte & Touche LLP, with and without management present, to discuss the results of Deloitte & Touche LLP’s examinations and evaluations of the overall quality of our financial reporting. The Audit Committee considers in advance of the provision of any non-audit services by Deloitte & Touche LLP, whether the provision of such services is compatible with maintaining the independence of the independent registered public accounting firm.

Based on the Audit Committee’s review of the matters noted above and its discussions with our independent auditors and our management, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K and our Annual Report to our stockholders for the year ended December 31, 2008.

Respectfully submitted by:

Thomas Weatherford, Chairman

Samuel J. Anderson

Chandramohan Subramaniam

OTHER MATTERS

We know of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

BY ORDER OF THE BOARD OF DIRECTORS

Dated: April 15, 2009

Brian R. McDonald

Chief Financial Officer, Vice President of Worldwide Finance and Secretary

APPENDIX A

ADVANCED ANALOGIC TECHNOLOGIES INCORPORATED

AMENDED & RESTATED 2005 EQUITY INCENTIVE PLAN

1.	Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.

2.	Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c) “Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.

(d) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(g) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(h) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(i) “Common Stock” means the common stock of the Company.

(j) “Company” means Advanced Analogic Technologies Incorporated, a Delaware corporation, or any successor thereto.

(k) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(l) “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

(m) “Director” means a member of the Board.

(n) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(o) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type, and/or cash, and/or (ii) the exercise price of an outstanding Award is reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(r) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Market, the Nasdaq Global Select Market or the Nasdaq Capital Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(iii) For purposes of any Awards granted on the Registration Date, the Fair Market Value will be the initial price to the public as set forth in the final prospectus included within the registration statement in Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Company’s Common Stock; or

(iv) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(s) “Fiscal Year” means the fiscal year of the Company.

(t) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(u) “Inside Director” means a Director who is an Employee.

(v) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(w) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(x) “Option” means a stock option granted pursuant to the Plan.

(y) “Optioned Stock” means the Common Stock subject to an Award.

(z) “Outside Director” means a Director who is not an Employee and who otherwise qualifies for compensation pursuant to the Company’s Director Compensation Policy in effect from time to time.

(aa) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(bb) “Participant” means the holder of an outstanding Award.

(cc) “Performance Goals” will have the meaning set forth in Section 12 of the Plan.

(dd) “Performance Period” means any Fiscal Year or such other period as determined by the Administrator in its sole discretion.

(ee) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

(ff) “Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

(gg) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(hh) “Plan” means this 2005 Equity Incentive Plan.

(ii) “Registration Date” means the effective date of the first registration statement that is filed by the Company and declared effective pursuant to Section 12(g) of the Exchange Act, with respect to any class of the Company’s securities.

(jj) “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.

(kk) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(ll) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(mm) “Section 16(b)” means Section 16(b) of the Exchange Act.

(nn) “Service Provider” means an Employee, Director or Consultant.

(oo) “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

(pp) “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a SAR.

(qq) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.	Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is 4,500,000 Shares plus the number of Shares which have been reserved but not issued under the Company’s 1998 Stock Plan (the “1998 Plan”) as of the Registration Date, (ii) any Shares returned to the 1998 Plan as a result of termination of options or repurchase of Shares issued under such plan, and (iii) an annual increase to be added on the first day of the Company’s fiscal year beginning with the Company’s 2006 fiscal year, equal to the least of (A) 2,000,000 Shares, (B) 3% of the outstanding Shares on such date or (C) an amount determined by the Board. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and SARs, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to SARs, only Shares actually issued pursuant to an SAR will cease to be available under the Plan; all remaining Shares under SARs will remain available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares of Restricted Stock, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the tax and exercise price of an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment provided in Section 15, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this Section 3(b).

(c) Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4.	Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi) to institute an Exchange Program;

(vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(ix) to modify or amend each Award (subject to Section 20(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Awards longer than is otherwise provided for in the Plan;

(x) to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 16;

(xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xii) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award

(xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5. Eligibility. Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Stock Options.

(a) Limitations.

(i) Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(ii) The following limitations will apply to grants of Options:

(1) No Service Provider will be granted, in any Fiscal Year, Options to purchase more than 1,000,000 Shares.

(2) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 500,000 Shares, which will not count against the limit set forth in Section 6(a)(2)(ii)(1) above.

(3) The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15.

(4) If an Option is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 15), the cancelled Option will be counted against the limits set forth in subsections (1) and (2) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

(b) Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c) Option Exercise Price and Consideration.

(i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1) In the case of an Incentive Stock Option

a) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.

b) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.

c) Notwithstanding the foregoing, Incentive Stock Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(2) In the case of a Nonstatutory Stock Option, the per Share exercise price will be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note; (4) other Shares, provided Shares acquired directly or indirectly from the Company, (A) have been owned by the Participant and not subject to substantial risk of forfeiture for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option will be exercised; (5) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; (6) a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company-sponsored deferred compensation program or arrangement; (7) any combination of the foregoing methods of payment; or (8) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(d) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with an applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

7.	Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Notwithstanding the foregoing sentence, for Restricted Stock intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, during any Fiscal Year no Participant will receive more than an aggregate of 300,000 Shares of Restricted Stock. Notwithstanding the foregoing limitation, in connection with his or her initial service as an Employee, for Restricted Stock intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, an Employee may be granted an aggregate of up to an additional 150,000 Shares of Restricted Stock. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c) Transferability. Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e) Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

(i) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

8.	Restricted Stock Units.

(a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it shall advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units and the form of payout, which, subject to Section 8(d), may be left to the discretion of the Administrator. Notwithstanding anything to the contrary in this subsection (a), for Restricted Stock Units intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, during any Fiscal Year of the Company, no Participant will receive more than an aggregate of 300,000 Restricted Stock Units. Notwithstanding the limitation in the previous sentence, for Restricted Stock Units intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, in connection with his or her initial service as an Employee, an Employee may be granted an aggregate of up to an additional 150,000 Restricted Stock Units.

(b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.

(c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as specified in the Restricted Stock Unit Award Agreement. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Restricted Stock Unit Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again will be available for grant under the Plan.

(e) Cancellation. On the date set forth in the Restricted Stock Unit Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

(f) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

9. Stock Appreciation Rights.

(a) Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b) Number of Shares. The Administrator will have complete discretion to determine the number of SARs granted to any Service Provider; provided, however, no Service Provider will be granted, in any Fiscal Year, SARs covering more than 1,000,000 Shares. Notwithstanding the limitation in the previous sentence, in connection with his or her initial service a Service Provider may be granted SARs covering up to an additional

500,000 Shares. The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15. In addition, if a SAR is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 15), the cancelled SAR will be counted against the numerical share limits set forth above.

(c) Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that the per Share exercise price of a SAR will be no less than 100% of the Fair Market Value per Share on the date of grant.

(d) SAR Agreement. Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e) Expiration of SARs. An SAR granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(d) also will apply to SARs.

(f) Payment of SAR Amount. Upon exercise of an SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

10.	Performance Units and Performance Shares.

(a) Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant provided that during any Fiscal Year, for Performance Units or Performance Shares intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, (i) no Participant will receive Performance Units having an initial value greater than $1,000,000, and (ii) no Participant will receive more than 300,000 Performance Shares. Notwithstanding the foregoing limitation, for Performance Shares intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, in connection with his or her initial service, a Service Provider may be granted up to an additional 150,000 Performance Shares.

(b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c) Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

(g) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Performance Units/Shares as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Performance Units/Shares which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

11.	Formula Option Grants to Outside Directors.

(a) General. Outside Directors will be entitled to receive all types of Awards under this Plan, including discretionary Awards not covered under this Section 11. All grants of Options to Outside Directors pursuant to this Section will be automatic and nondiscretionary, except as otherwise provided herein, and will be made in accordance with the following provisions:

(b) Type of Option. All Options granted pursuant to this Section will be Nonstatutory Stock Options and, except as otherwise provided herein, will be subject to the other terms and conditions of the Plan.

(c) No Discretion. No person will have any discretion to select which Outside Directors will be granted Options under this Section or to determine the number of Shares to be covered by such Options (except as provided in Sections 11(j) and 15).

(d) Initial Option. Each person who first becomes an Outside Director following the Registration Date will be automatically granted an Option to purchase 36,000 Shares (the “Initial Option”) on or about the date on which such person first becomes an Outside Director and again upon the commencement of each additional three-year term of service on the Board, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director, but who remains a Director, will not receive an Initial Option.

(e) Annual Option. Each Outside Director will be automatically granted an Option to purchase 2,100 Shares (an “Annual Option”) on each date of the annual meeting of the stockholders of the Company beginning in 2006, if as of such date, he or she will have served on the Board for at least the preceding six (6) months.

(f) Audit Committee Chairperson Option. Each Outside Director appointed as chairperson of the Audit Committee automatically will be granted an Option to purchase 12,000 Shares on or about the date on which such person first becomes the chairperson of the Audit Committee and again upon the commencement of each additional three-year term of service as the chairperson of the Audit Committee.

(g) Corporate Governance & Nominating Committee Chairperson Option. Each Outside Director appointed as chairperson of the Corporate Governance & Nominating Committee automatically will be granted an Option to purchase 12,000 Shares on or about the date on which such person first becomes the chairperson of the Corporate Governance & Nominating Committee and again upon the commencement of each additional three-year term of service as the chairperson of the Corporate Governance & Nominating Committee.

(h) Chairperson of the Board Option. Each Outside Director appointed as chairperson of the Board automatically will be granted an Option to purchase 12,000 Shares on or about the date on which such person first becomes the chairperson of the Board and again upon the commencement of each additional three-year term of service as the chairperson of the Board.

(i) Terms. The terms of each Option granted pursuant to this Section will be as follows:

(i) The term of the Option will be ten (10) years.

(ii) The exercise price per Share will be 100% of the Fair Market Value per Share on the date of grant of the Option.

(iii) Subject to Section 15, the Initial Option will vest and become exercisable as to one third (1/3rd) of the Shares subject to such Option on each anniversary of its date of grant, provided that the Participant continues to serve as a Director through each such date.

(iv) Subject to Section 15, the Annual Option will vest and become exercisable as to 50% of the Shares subject to such Option on each anniversary of its date of grant, provided that the Participant continues to serve as a Director through such date.

(j) Amendment. The Administrator in its discretion may change the number of Shares subject to the Initial Options and Annual Options.

12.	Performance-Based Compensation Under Code Section 162(m).

(a) General. If the Administrator, in its discretion, decides to grant an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the provisions of this Section 12 will control over any contrary provision in the Plan; provided, however, that the Administrator may in its discretion grant Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code to such Participants that are based on Performance Goals or other specific criteria or goals but that do not satisfy the requirements of this Section 12.

(b) Performance Goals. The granting and/or vesting of Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement (“Performance Goals”) including: (i) cash position, (ii) earnings per Share, (iii) net income, (iv) operating cash flow, (v) operating income, (vi) operating expenses, (vii) product revenues, (viii) profit after-tax, (ix) revenue, (x) revenue growth, (xi) total stockholder return and (xii) design wins. Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant. Any Performance Goals may be used to measure the performance of the Company as a whole or a business unit of the Company and may be measured relative to a peer group or index. With respect to any Award, Performance Goals may be used alone or in combination. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant.

(c) Procedures. To the extent necessary to comply with the performance-based compensation provisions of Section 162(m) of the Code, with respect to any Award granted subject to Performance Goals, within the first twenty-five percent (25%) of the Performance Period, but in no event more than ninety (90) days following the commencement of any Performance Period (or such other time as may be required or permitted by Code Section 162(m)), the Administrator will, in writing, (i) designate one or more Participants to whom an Award will be made, (ii) select the Performance Goals applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Goals and the amounts of such Awards, as applicable, to be earned by each Participant for such Performance Period. Following the completion of each

Performance Period, the Administrator will certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amounts earned by a Participant, the Administrator will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period. A Participant will be eligible to receive payment pursuant to an Award for a Performance Period only if the Performance Goals for such period are achieved.

(d) Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Participant and is intended to constitute qualified performance based compensation under Code Section 162(m) will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m) of the Code, and the Plan will be deemed amended to the extent necessary to conform to such requirements.

13. Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months and one day following the commencement of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

14. Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

15.	Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan shall appropriately adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits set forth in Sections 3, 6, 7, 8, 9, 10 and 11.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control. In the event of a merger or Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each Award be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. The Administrator shall not be required to treat all Awards similarly in the transaction.

In the event that the successor corporation does not assume or substitute for the Award, unless the Administrator provides otherwise, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Restricted Stock Units, Performance Shares and Performance Units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Restricted Stock Unit, Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Share or Performance Unit, for each Share subject to such Award (or in the case of Restricted Stock Units and Performance Units, the number of implied shares determined by dividing the value of the Restricted Stock Units and Performance Units, as applicable, by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 15(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals or other performance criteria will not be considered assumed if the Company or its successor modifies any of such Performance Goals or other performance criteria without the Participant’s consent; provided, however, a modification to such Performance Goals or other performance criteria only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

(d) Termination Following Change of Control. With respect to Awards granted to an Outside Director that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant, then the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Optioned Stock, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Restricted Stock Units, Performance Shares and Performance Units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met.

16.	Tax Withholding.

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum amount required to be withheld, or (c) delivering to the

Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

17. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

18. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

19. Term of Plan. Subject to Section 23 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years unless terminated earlier under Section 20 of the Plan.

20.	Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

21.	Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

22. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

23. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

X Please mark your votes as indicated in this example FOR AGAINST ABSTAIN _ FOLD AND DETACH HERE _ WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING. BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Internet and telephone voting are available through 11:59 PM Eastern Time the day prior to the annual meeting day. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. OR Important notice regarding the Internet availability of proxy materials for the Annual Meeting of stockholders The Proxy Statement and the 2008 Annual Report to Stockholders are available at: https://www.sendd.comEZProxy/?project_id=266 INTERNET http://www.proxyvoting.com/aati Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. Signature Signature Date NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. ADVANCED ANALOGIC TECHNOLOGIES INCORPORATED Mark Here for Address Change or Comments SEE REVERSE 46576 FOR ALL WITHHOLD FOR ALL *EXCEPTIONS 2. To vote for and ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending on December 31, 2009. 3. To approve an amendment and restatement of the 2005 Equity Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code. 4. Transact any such other business as may properly come before the meeting or any adjournment or postponement thereof. Either of such Proxies or substitutes shall have and may exercise all of the powers of said proxies hereunder. (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.) *Exceptions 1. Jaff Lin 2. Richard K. Williams THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ITEMS 1 THROUGH 3. 1. To vote for and elect the nominees listed below to serve as Class I directors of the corporation for a term of three years expiring on the date of the 2012 Annual Meeting of Stockholders, or in the event that the nominees listed below become unavailable or decline to serve as a director at the time of the Annual Meeting, to vote for each and elect any nominee who is designed by the current board of directors to fill the vacancy. Nominees:

ADVANCED ANALOGIC TECHNOLOGIES IN CORPORATED Annual Meeting of Stockholders May 27, 2009

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned stockholder of Advanced Analogic Technologies Incorporated hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 14, 2009, and hereby appoints Richard K. Williams and Brian R. McDonald , and each of them, with full power of substitution, as Proxy or Proxies, to vote all common shares of the undersigned at the Annual Meeting of Stockholders of Advanced Analogic Technologies Incorporated to be held on May 27, 2009, and at any adjournments thereof, upon the proposals set forth on this form of proxy and described in the Proxy Statement, and in their discretion with respect to such other maters as may be properly brought before the meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED ABOVE, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

Address Change/Comments

(Mark the corresponding box on the reverse side)

(Continued and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

You can now access your Advanced AnalogicTechnologies Incorporated account online.

Access your Advanced Analogic Technologies Incorporated stockholder account online via Investor ServiceDirect® (ISD). The transfer agent for Advanced Analogic Technologies Incorporated now makes it easy and convenient to get current information on your stockholder account.

• View account status • View payment history for dividends

• View certificate history • Make address changes

• View book-entry information • Obtain a duplicate 1099 tax form

• Establish/change your PIN

Visit us on the web at http:/ www.bnymellon.com/shareowner/isd For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time

www.bnymellon.com/shareowner/isd

Investor ServiceDirect®

Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements , tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

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